UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 12, 2010
Date of Report (Date of Earliest Event Reported)
3COM CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	01-12867	94-2605794
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

3000 Hanover Street
Palo Alto, California		94304
(Address of principal executive offices)		(Zip Code)
(650) 857-1501
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     As a result of the Merger (as defined in Item 5.01 below) and related transactions, 3Com Corporation (“3Com”) no longer fulfills the numerical listing requirements of the NASDAQ Global Select Market (“NASDAQ”). Accordingly, 3Com requested that 3Com’s common stock, par value $0.01 per share (the “Common Stock”), be withdrawn from listing on NASDAQ, and, on April 12, 2010, the NASDAQ Stock Market, LLC filed with the Securities and Exchange Commission (“SEC”) an application on Form 25 to delist and deregister the Common Stock, and trading of the Common Stock on the NASDAQ was suspended as of the opening of trading on April 12, 2010. 3Com will also file with the SEC a Certification and Notice on Form 15 under the Exchange Act, requesting that the Common Stock be deregistered and that 3Com’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.
Item 3.03. Material Modification to Rights of Security Holders.
     Upon the Effective Time (as defined in Item 5.01 below), holders of Common Stock immediately prior to the Effective Time ceased to have any rights as stockholders in 3Com (other than their right to receive the merger consideration, or in the case of Dissenting Company Shares (as defined in the Merger Agreement (as defined in Item 5.01 below)), the rights pursuant to Section 262 of the Delaware General Corporation Law), and, accordingly, such holders no longer have any interest in 3Com’s future earnings or growth.
Item 5.01. Changes in Control of Registrant.
     On November 11, 2009, 3Com entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among 3Com, Hewlett-Packard Company, a Delaware corporation (“HP”), and Colorado Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of HP (“Merger Sub”), pursuant to which Merger Sub would merge with and into 3Com, with 3Com as the surviving corporation (the “Merger”). On January 26, 2010, 3Com’s stockholders voted to adopt the Merger Agreement at a special meeting of 3Com’s stockholders.
     Upon the filing of the certificate of merger with the Delaware Secretary of State on April 12, 2010 (the “Effective Time”), HP completed the acquisition of 3Com through the merger of Merger Sub with and into 3Com. Pursuant to the Merger Agreement, as of the Effective Time, each issued and outstanding share of Common Stock (other than any shares of Common Stock owned by 3Com, HP, any direct or indirect wholly owned subsidiary of 3Com or HP or any stockholders who were entitled to and who properly exercised appraisal rights under Delaware law, and any Company Stock-Based Awards (as defined in the Merger Agreement)), was canceled and automatically converted into the right to receive $7.90 in cash, without interest.
     The aggregate consideration for all of the Common Stock of 3Com was approximately $3.15 billion. HP used cash on hand and short term borrowing to fund the acquisition of 3Com and the payment of the merger consideration in the Merger.

     The foregoing description of the Merger Agreement is only a summary and is qualified in its entirety by reference to the Merger Agreement, a copy of which is incorporated by reference herein as Exhibit 2.1 to this report.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Pursuant to the Merger Agreement, as of the Effective Time, all officers and directors of 3Com were replaced by the directors and officers of Merger Sub immediately prior to the Effective Time.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Pursuant to the Merger Agreement, upon consummation of the Merger, the certificate of incorporation of 3Com was amended in its entirety to read as the certificate of incorporation of Merger Sub (other than with respect to the name of the corporation, which is “3Com Corporation”). The Amended Certificate of Incorporation of 3Com is filed as Exhibit 3.1 hereto and incorporated by reference herein. Also, following consummation of the Merger, the bylaws of 3Com were amended and restated in their entirety to read as set forth in Exhibit 3.2 filed herewith, which exhibit is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.

Exhibit
Number	Description
2.1	Agreement and Plan of Merger, dated as of November 11, 2009, by and among Hewlett-Packard Company, Colorado Acquisition Corporation and 3Com Corporation (incorporated by reference to Exhibit 2.1 of Current Report on Form 8-K filed by 3Com Corporation on November 12, 2009)

3.1	Amended Certificate of Incorporation of 3Com Corporation

3.2	Amended and Restated Bylaws of 3Com Corporation

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2010	3COM CORPORATION
	By:	/s/ Paul T. Porrini
	Name:	Paul T. Porrini
	Title:	President and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Agreement and Plan of Merger, dated as of November 11, 2009, by and among Hewlett-Packard Company, Colorado Acquisition Corporation and 3Com Corporation (incorporated by reference to Exhibit 2.1 of Current Report on Form 8-K filed by 3Com Corporation on November 12, 2009)

3.1	Amended Certificate of Incorporation of 3Com Corporation

3.2	Amended and Restated Bylaws of 3Com Corporation